United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 20, 2010
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, Fidelity National Financial, Inc. (the “Company”) announced that Alan L. Stinson stepped down from his position as Chief Executive Officer, but will remain with the company as an Executive Vice President, and that George P. Scanlon was named the Company's new Chief Executive Officer.

Mr. Scanlon has served as Chief Operating Officer of the Company since June 1, 2010. Prior to that, Mr. Scanlon was Corporate Executive Vice President, Finance of Fidelity National Information Services, Inc. (“FIS”) from October 2009 to May 31, 2010 and Executive Vice President and Chief Financial Officer of FIS from July 2008 to September 2009. Mr. Scanlon joined FIS in February 2008 as Executive Vice President, Finance. Mr. Scanlon previously served as Executive Vice President and Chief Financial Officer of Woodbridge Holdings Corporation (formerly known as Levitt Corporation) since August 2004 and Executive Vice President and Chief Financial Officer of BFC Financial Corporation since April 2007. Prior to joining Levitt, Mr. Scanlon served in executive management positions with Datacore Software Corporation, Seisint, Inc. and Ryder System, Inc. Mr. Scanlon is 53 years old.

Effective November 1, 2010, the Company and Mr. Scanlon entered into an Amended and Restated Employment Agreement. The term of the employment agreement is three (3) years and is extended automatically for one (1) additional year on the first anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least two hundred seventy (270) days before such extension would be effectuated. During the employment term and commencing as of the effective date, the Company will pay Mr. Scanlon a base salary of no less than $600,000 per year. Mr. Scanlon is eligible for an annual incentive bonus opportunity under the Company's annual incentive plan, with such opportunity to be earned based upon attainment of performance objectives established by the Board of Directors of the Company (or compensation committee of the Board). For the period from June 1, 2010 through October 31, 2010, Mr. Scanlon's target bonus is 125% (for target aggregate Company performance) of his base salary during such period, with a maximum of up to 250% of his base salary during such period. For the period from November 1, 2010 through the remainder of the employment term, Mr. Scanlon's target bonus is 150% (for target aggregate Company performance) of his base salary during such period, with a maximum of up to 300% of his base salary during such period.

Effective October 20, 2010, the Company and Mr. Stinson entered into an Amended and Restated Employment Agreement. Mr. Stinson will serve as Executive Vice President, reporting to the Chairman of the Board of Directors of the Company. The term of the employment agreement is three (3) years and will continue on a month to month basis thereafter unless earlier terminated. Commencing on October 20, 2010, the Company will pay Mr. Stinson a base salary of $240,000 per year. Mr. Stinson is eligible for an incentive bonus opportunity under the Company's annual incentive plan for 2010, with such opportunity to be earned based upon attainment of performance objectives established by the Board of Directors of the Company (or compensation committee of the Board). Mr. Stinson's target annual bonus is 125% of his base annual base salary for the period from January 1, 2010 through September 30, 2010. Commencing October 1, 2010, Mr. Stinson is eligible to receive a discretionary annual bonus based on performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Financial, Inc.
Date:	October 25, 2010	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary